                                 EXHIBIT 9.1

                                                                     EXHIBIT 9.1


                                   AGREEMENT


         This agreement (the "Agreement") is made and entered into effective as of March 26, 1996 by and among (i) the holders (the "Senior Holders") of all of the issued and outstanding shares of Paxson Communications Corporation's (the "Company") "Existing Senior Preferred Stock" and "New Senior Preferred Stock" (both as defined in the "Stockholders Agreement" (as defined below)), (ii) the holders (the "Junior Holders", and with the Senior Holders, collectively, the "Holders") of all of the issued and outstanding shares of the Company's "Junior Preferred Stock" (as defined in the Stockholders Agreement), (iii) the "Initial Management Investors" (as defined in the Stockholders Agreement), and (iv) the Company. Terms not otherwise defined herein shall have the meanings given in that certain amended and restated stockholders agreement dated as of December 22, 1994 by and among the parties hereto, including the amended and restated registration rights provisions (the "Registration Rights Provisions") attached as Exhibit A thereto (collectively, as heretofore amended, the "Stockholders Agreement").


                                    RECITALS

         A. Effective December 15, 1993, the Company and the Senior Holders entered into a stock purchase agreement pursuant to which the Company sold to the Senior Holders 2,000 shares of preferred stock designated as "15% Cumulative Compounding Redeemable Preferred Stock," par value $0.001 per share (the "Initial Senior Preferred Stock"), and certain warrants (the "Existing Warrants") to purchase shares of common stock issued by the Company subject to a warrant agreement dated December 15, 1993 among the Company, the Senior Holders and a warrant agent named therein (the "Existing Warrant Agreement"). In connection with the foregoing, the Company, the Senior Holders and the Initial Management Investors entered into a stockholders agreement dated as of December 15, 1993 (the "Initial Stockholders Agreement").

         B. Effective November 4, 1994, the Company amended its certificate of incorporation to provide for two classes of common stock, Class A common stock, par value $0.001 per share with one vote per share ("Class A Common Stock"), and Class B common stock, par value $0.001 per share with ten votes per share ("Class B Common Stock"). In connection therewith, the Company caused each of its outstanding shares of common stock to be split into a certain number of shares of Class A Common Stock and a certain number of shares of Class B Common Stock.

         C. Effective December 22, 1994, the Company, the Senior Holders and the Initial Management Investors entered into an exchange agreement and consent (the "Exchange Agreement"), pursuant to which each Senior Holder exchanged certain shares of Class A Common Stock and Class B Common Stock issued upon the exercise of certain of the Existing Warrants for all of the shares of the New Senior Preferred Stock, and reached additional agreements and modified certain then existing agreements.

         D. Effective December 22, 1994, the Company amended its certificate of incorporation to provide for an additional class of common stock, Class C common stock, par value $0.001 per share with no votes per share ("Class C Common Stock") and increased the number of authorized shares of Class A Common Stock, Class B Common Stock and preferred stock.

         E. Effective December 22, 1994, the Company and the Junior Holders entered into a security purchase agreement (the "New Purchase Agreement"), pursuant to which the Junior Holders subscribed for and purchased pursuant thereto from the Company 33,000 shares of Junior Preferred Stock and certain warrants (the "New Warrants") to purchase shares of Class C Common Stock. In connection therewith, the Company, the Senior Holders, the Junior Holders and the Initial Management Investors entered into the Stockholders Agreement. The Stockholders Agreement, among other things, amended and restated the Initial Stockholders Agreement and set forth certain rights of the parties thereto with respect to certain interests in the Company.

         F. Effective January 1, 1995, the Company effected a stock split by the issuance of a dividend of one share of Class A Common Stock for each two shares of Class A Common Stock outstanding on such date and one share of Class B Common Stock for each two shares of Class B Common Stock outstanding on such date.

         G. Effective April 1, 1995, the Holders and Initial Management Investors executed a consent relating to the issuance of certain shares of Class A Common Stock by the Company to Plymouth County Retirement Association.

         H. Effective June 29, 1995, the Company filed three certificates of amendment to its certificate of incorporation: (a) amending in its entirety the designations of the Existing Senior Preferred Stock (as so amended, the "Existing Senior Certificate of Designations"), (b) amending in its entirety the designations of the New Senior Preferred Stock (as so amended, the "New Senior Certificate of Designations"), and (c) changing its name from "Paxson Communications Corp." to "Paxson Communications Corporation."

         I. Effective September 20, 1995, the parties hereto executed a consent relating to, among other things, the Company's issuance of certain senior subordinated notes and certain modifications of certain agreements amongst the parties hereto.





                                       2
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         J.      Effective December 22, 1995, the parties hereto executed a consent relating to, among other things, the pledge of certain Class A Common Stock by one of the Initial Management Investors.

         K. The Company recently began negotiating a proposal with certain underwriters to commence a public offering of the Company's Class A Common Stock in connection with a registration statement filed January 23, 1996, on Form S-1 (the "Proposed Offering"), and pursuant to provisions of the Registration Rights Provisions sent notification of such proposal to the parties hereto and others (the "Offering Notification"). All of the parties hereto, other than Paribas, responded to such notification with a request that all of their Registrable Shares be registered in connection with the Proposed Offering (the "Registration Requests").

         L. The parties hereto have had various discussions concerning the Proposed Offering, the Registration Requests and certain of the parties' rights and obligations under documents referenced in these recitals. Such discussions have resulted in the parties reaching certain agreements which they desire to memorialize herein.

         NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, each party hereto agrees as follows:

         1. Proposed Offering. (a) As used in this Section 1, the following terms shall have the respective meanings set forth in this subsection
(a). Certain additional defined terms used in this Section 1 are defined elsewhere in this Agreement, including elsewhere in this Section 1.

                 "Additional Shares" means any and all shares of Class A Common Stock and Warrants or other securities of the Company exercisable for or convertible into shares of Class A Common Stock which the Underwriters (as defined in subsection (b) of this Section 1) or Managers (as defined in subsection (b) of this Section 1) shall have an option to purchase pursuant to the U.S. Underwriting Agreement (as defined in subsection (b) of this Section
1) or the International Underwriting Agreement (as defined in subsection (b) of this Section 1) for the purpose of covering over- allotments in connection with the Proposed Offering.

                 "Firm Shares" means any and all shares of Class A Common Stock and Warrants or other securities of the Company exercisable for or convertible into shares of Class A Common Stock, other than Additional Shares, which are purchased pursuant to the U.S. Underwriting Agreement or the International Underwriting Agreement or otherwise in connection with the Proposed Offering.





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                 "Unaffiliated Holder" means any Senior Holder or Junior Holder which is a Participating Holder (as defined in subsection (b) of this Section
1).

         (b) The Proposed Offering involves (i) the proposed sale by the Company and the holders of securities of the Company named on Schedule I hereto (the "Participating Holders") of shares, or Warrants or other securities of the Company exercisable for or convertible into shares, of Class A Common Stock to certain underwriters to be listed in a schedule to the U.S. Underwriting Agreement referred to below (the "Underwriters"), for whom Smith Barney Inc., PaineWebber Incorporated, CIBC Wood Gundy Securities Corp. and BT Securities Corporation are expected to act as representatives (the "Representatives"), for distribution of such shares (such shares, warrants, and other shares to be sold to the Underwriters, being sometimes hereinafter referred to as the "U.S. Shares") to the public under a Registration Statement on Form S-1 filed on January 26, 1996 under the Securities Act of 1933, as amended, as such Registration Statement is hereafter amended, and (ii) the proposed sale by the Company and the Participating Holders of shares, or Warrants or other securities of the Company exercisable for or convertible into shares, of Class A Common Stock (such shares, warrants, and other shares to be sold to the Managers, being sometimes hereinafter referred to as the "International Shares") through arrangements with certain underwriters outside the United States and Canada (the "Managers"), for whom Smith Barney Inc., PaineWebber International, CIBC Wood Gundy Securities Corp. and Bankers Trust International PLC are expected to act as lead managers (the "Lead Managers"), under such Registration Statement. Based on its discussions with the Representatives and the Lead Managers to date, the Company anticipates that pursuant to the U.S. Underwriting Agreement and the International Underwriting Agreement, and subject to their respective terms and conditions, the Underwriters and the Managers will commit to purchase from the Company and the Participating Holders a specified number of Firm Shares and will be granted an "over-allotment" option to purchase up to a specified number of Additional Shares.

         (c) The parties to this Agreement have agreed that, notwithstanding any provision of the Stockholders Agreement (including, without limitation, the Registration Rights Provisions) apparently to the contrary:

                 (i) Each of the Company and the Participating Holders (collectively, the "Sellers") shall be entitled to register and sell to the Underwriters or the Managers (A) the percentage of the total number of Firm Shares which are registered and sold to the Underwriters or the Managers by the Sellers which is set forth opposite the name of such Seller in Column A of Schedule I attached to this Agreement (such Seller's "Firm Share Allocation Percentage"), and
         (B) the
         percentage of the total number of Additional Shares which are registered and sold to the Underwriters or the Managers by the Sellers which is set forth opposite the name of such Seller in Column B of
         Schedule I attached to this Agreement (such Seller's "Additional Share Allocation Percentage"). By way of example, and without in any way limiting the applicability, meaning or intent of the foregoing sentence in any circumstances not corresponding to those assumed for purposes of such example, Schedule I attached to this Agreement contains an illustration of the operation of the foregoing sentence by setting forth the respective numbers of Firm Shares and Additional Shares that each of the Sellers would be entitled to register and sell to the Underwriters pursuant to the U.S. Underwriting Agreement and each of the Sellers would be entitled to register and sell to the Managers pursuant to the International Underwriting Agreement if it were assumed that (x) pursuant to the U.S. Underwriting Agreement, the Underwriters purchased 9,200,000 Firm Shares and were granted an over-allotment option for 1,380,000 Additional Shares, and (y) pursuant to the International Underwriting Agreement, the Managers purchased 2,300,000 Firm Shares and were granted an over-allotment option for 345,000 Additional Shares. The respective Firm Share Allocation Percentages and Additional Share Allocation Percentages of the Sellers set forth on Schedule I hereto shall apply regardless of the number of Firm Shares or Additional Shares (if any) which may be registered or sold in the Proposed Offering, regardless of whether such Firm Shares or Additional Shares are offered and sold in only one or both of domestic and international tranches and, if there are both domestic and international tranches, regardless of the allocation of such Firm Shares or Additional Shares between such tranches. Unless all of the Selling Holders otherwise agree, the Company shall not agree to both (x) a reduction in the number of Additional Shares which the Underwriters or Managers are to have an option to purchase under the U.S. Underwriting Agreement or the International Underwriting Agreement, and (y) an increase in the number of Firm Shares which the Underwriters or the Managers are to purchase under the U.S. Underwriting Agreement or the International Underwriting Agreement.

                 (ii) If any Seller notifies the Company in writing prior to the execution of the U.S. Underwriting Agreement and the International Underwriting Agreement that it shall not tender, at the closing of the sale and purchase of any Firm Shares or Additional Shares pursuant to and in accordance with the terms of the U.S. Underwriting Agreement or the International Underwriting Agreement, the full number of Firm Shares or Additional Shares which such Participating Holder is entitled to sell pursuant to the U.S. Underwriting Agreement or the International Underwriting Agreement and this Agreement, then the aggregate number of Firm Shares or Additional Shares (as the case may be) that the remaining Participating Holders (the "Other Sellers") shall be entitled to sell pursuant to the U.S. Underwriting Agreement or International Underwriting Agreement (as the case may be) shall be increased by the number of such shares that such Seller failed to tender (the "Extra Shares"). Unless all of the Other Sellers otherwise agree, the Extra Shares shall be allocated among the Other Sellers pro rata, based on (A) in the case of Extra Shares which are Firm Shares, the ratio which the Firm Share Allocation Percentage of each Other Seller bears to the sum of the Firm Share Allocation Percentages of all Other Sellers or (B) in the case of Extra Shares which are Additional Shares, the ratio which the Additional Share Allocation Percentage of each Other Seller bears to the sum of the Additional Share Allocation Percentages of all Other Sellers. Each Other Seller shall have the option, but not the obligation, to elect to sell its proportionate part of such Extra Shares and may exercise such option in whole or in part. If any such Other Seller declines or fails for any reason to exercise such option at all or in full, then the Extra Shares as to which such option was not exercised shall be apportioned among the remaining Other Sellers who exercised their options in full on a similar pro rata basis, and such process shall continue until either the full number of Extra Shares have been allocated to one or more Other Sellers or until each of the Other Sellers has obtained by this process of apportionment the right to sell the entire percentage of the Extra Shares that it desires. If, after completion of such process, there remains any Extra Shares which have not been allocated to one or more Other Sellers, then the Company may increase by an equivalent number the number of Firm Shares or Additional Shares (as the case may be) which are to be sold by the Company pursuant to the U.S. Underwriting Agreement or the International Underwriting Agreement (as the case may be). If any Seller fails or refuses for any reason to tender, at the closing of the sale and purchase of any Firm Shares or Additional Shares pursuant to and in accordance with the terms of the U.S. Underwriting Agreement or the International Underwriting Agreement, the full number of Firm Shares or Additional Shares which such Participating Holder is entitled to sell pursuant to such agreement and if such agreement is not terminated in accordance with its terms, then the aggregate number of Firm Shares or Additional Shares (as the case may be) that the remaining Sellers shall be entitled to sell pursuant to the U.S. Underwriting Agreement or the International Underwriting Agreement (as the case may be) shall be increased in such manner as the Company, the Senior Holders who are Participating Sellers (excluding any thereof who is such a nontendering Seller), the Junior Holders who are Participating Holders (excluding any thereof who is such a nontendering Seller) and the Representatives and the Managers shall agree (it being understood that such agreement may not be made on behalf of any Holder by any attorney-in-fact without the specific written authorization of such Holder given at the time).

                 (iii) The Company covenants and agrees that (A) unless all of the Holders otherwise agree in writing, no Person not named on
         Schedule I hereto shall be entitled to register or sell securities in the Proposed Offering or either the domestic or international tranche thereof and (B) no Participating Holder shall be permitted to participate in the Proposed Offering on any basis which is more favorable than the basis on which any Holder is permitted to participate. Without limiting the generality of subclause (B) of this clause (iii), no Holder shall be required to execute or deliver any underwriting agreement, custody agreement, power-of- attorney, "lock-up" agreement or other agreement or instrument which contains provisions that are materially more adverse to such Holder than the most favorable form thereof required of any Participating Holder (disregarding variations which appropriately reflect factual differences, such as differences in the form of organization of Participating Holders which are entities or in the number or type of securities held or being registered and sold by the Participating Holders). Unless the Holders otherwise agree in writing, no Holder shall be required to make any representation, warranty, covenant or agreement to, with or for the benefit of the Company, the Underwriters, the Managers, the respective Affiliates of the foregoing or any other Person other than those set forth in the proofs of the proposed forms of the U.S. Underwriting Agreement, International Underwriting Agreement, custody agreement and power-of-attorney (the "Custody Agreement") and lock-up letter (the "Lock-up Letter") contained in Exhibits "A," "B," "C" and "D"hereto, respectively. The foregoing, however, shall not be construed as preventing the Holders from participating in the Proposed Offering on a basis more favorable than the basis on which Participating Holders who are not Holders participate. The Company shall not after the consummation of the Proposed Offering waive or release, or consent to the waiver or release by or on behalf of the Underwriters or Managers, of any obligation of any Participating Holder who is not an Unaffiliated Holder undertaken in connection with the Proposed Offering unless each Unaffiliated Holder is contemporaneously granted a similar waiver or release or otherwise treat, or consent to the treatment by the Underwriters or Managers of, the Unaffiliated Holders otherwise than on a basis at least as favorable as any Participating Holder who is not an Unaffiliated Holder.

                 (iv) The Underwriters or Managers purchasing Warrants from Selling Holders shall deduct from the purchase price otherwise payable to each Selling Holder selling Warrants to the Underwriters the amount of the exercise price thereof determined in accordance with the terms thereof. The Company shall take all actions reasonably necessary or which the Representative or Lead Manager shall reasonably request to facilitate the registration and sale to the Underwriters and U.S. Managers by any such Selling Holder of such Warrants.

                 (v) Except as expressly modified hereby or by the definitive underwriting documents, the provisions of the Registration Rights Provisions applicable to Piggyback Registrations (as defined therein) generally shall be fully applicable to the Proposed Offering. Without limiting the generality of the foregoing, the parties acknowledge and agree that no Holder shall be required to bear any expenses incurred in connection with the Proposed Offering other than those which Section 4 of the Registration Rights Provisions expressly provides are to be paid by such Holder and that all other such expenses are to be paid by the Company. The Company and the Holders hereby reaffirm their respective obligations under Section 8 of the Registration Rights Provisions. In no event shall any securities of the Company owned beneficially or of record by any Participating Holder who is not a Senior Holder, a Junior Holder or an Initial Management Investor be counted for the purposes of any provision of the Registration Rights Provisions under which any right, power, privilege or remedy is conferred upon or any action is required or permitted to be authorized by any Holder, Holders or group of Holders of any number of percentage of Registrable Shares or other securities.

                 (vi) Each party hereto, other than the Company and Paribas, has executed and delivered to the Company herewith a Custody Agreement substantially in the form of that attached hereto as Exhibit "C" and a Lock-up Letter substantially in the form of that attached hereto as Exhibit "D."

         (d) To the extent that such waiver is required for such purpose, each party hereto hereby waives any provision of the Stockholders Agreement, or any other agreement or instrument referred to therein to which such party hereto is a party or which otherwise govern the terms of or such party's rights or obligations with respect to securities of the Company held by such party which, absent such waiver, would prevent any Holder or Initial Management Investor from participating in the Proposed Offering on the basis and terms contemplated hereby and by Exhibits "A," "B" and "C" hereto, impose any restrictions upon such participation on such basis or terms, cause any of such Person's representations and warranties contemplated by Exhibits "A," "B" and "C" hereof to be untrue or prevent such Person from performing its obligations contemplated by Exhibits "A," "B" and "C" hereof. Such waiver shall terminate if this Agreement terminates in accordance with its terms.





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


         (e) The Holders and the Initial Management Investors agree that, provided that the Proposed Offering complies with the provisions of subsection
(c) of this Section 1, the provisions of the Registration Rights Provisions referred to in clause (v) of such subsection and the provisions of the definitive underwriting agreements, the "right of first refusal" provisions of
Section 6 of the Stockholders Agreement shall not apply to the issuance and sale by the Company in the Proposed Offering of shares of Class A Common Stock for its own account.


         2.      Document Modification.   Subject to the satisfaction of each
of the conditions set forth in Section 3 hereof and effective automatically simultaneously with the satisfaction of the last to be satisfied of such conditions, the documents and instruments referenced below in this Section 2 shall be amended or the interpretation thereof modified as follows:

         2.1 Relaxation of Senior Preferred Stock Restrictions On Company's Authority To Consummate Certain Investments.

                 (a) The provisions of clause (vii) of Section 7(b) of the Existing Senior Certificate of Designations shall be applied and interpreted for all purposes as though it reads in its entirety as follows:

                          "(vii)  the Corporation will not, and will not permit
                 any Subsidiary to, enter into or engage in or make any Investment in, directly or through a Subsidiary, any line of business other than (a) the ownership, operation and management of radio, television and other broadcast properties and other closely related ancillary businesses and activities, which shall be deemed for the purposes hereof to include all business and activities of the Corporation and its Subsidiaries described in the "Business" section, other than the last three paragraphs (the "Excluded Paragraphs") of the "Infomall TV Network -- Expansion Strategy" section thereof appearing on page 35, of the preliminary prospectus of the Corporation dated March 4, 1996 filed with the Securities and Exchange Commission with respect to the Corporation's proposed offering of 7,300,000 shares of its Class A Common Stock to be sold for its own account (Registration Statement No. 333-473), and (b) other media-related, electronic retailing, programming, entertainment and other related, similar, ancillary, supportive or incidental businesses and activities not described in subclause (a), which shall be deemed for the purposes hereof to include all businesses and activities of the Corporation and its Subsidiaries described in the Excluded Paragraphs, provided that the aggregate amount of Investments made and costs incurred and expenditures made by the Corporation and any of its Subsidiaries in connection with businesses not described in subclause (a) at any time or from time to time on or after March 26, 1996 shall not exceed $50,000,000;"

                 (b) The provisions of clause (vii) of Section 7(a) of the New Senior Certificate of Designations shall be applied and interpreted for all purposes as though it reads in its entirety as follows:

                          "(vii)  the Corporation will not, and will not permit
                 any Subsidiary to, enter into or engage in or make any Investment in, directly or through a Subsidiary, any line of business other than (a) the ownership, operation and management of radio, television and other broadcast properties and other closely related ancillary businesses and activities, which shall be deemed for the purposes hereof to include all business and activities of the Corporation and its Subsidiaries described in the "Business" section, other than the last three paragraphs (the "Excluded Paragraphs") of the "Infomall TV Network -- Expansion Strategy" section thereof appearing on page 35, of the preliminary prospectus of the Corporation dated March 4, 1996 filed with the Securities and Exchange Commission with respect to the Corporation's proposed offering of 7,300,000 shares of its Class A Common Stock to be sold for its own account (Registration Statement No. 333-473), and (b) other media-related, electronic retailing, programming, entertainment and other related, similar, ancillary, supportive or incidental businesses and activities not described in subclause (a), which shall be deemed for the purposes hereof to include all businesses and activities of the Corporation and its Subsidiaries described in the Excluded Paragraphs, provided that the aggregate amount of Investments made and costs incurred and expenditures made by the Corporation and any of its Subsidiaries in connection with businesses not described in subclause (a) at any time or from time to time on or after March 26, 1996 shall not exceed $50,000,000;"

         2.2     Alteration To Company's Ability To Redeem Senior Preferred
Stock.

                 (a) Section 6(a) of the Existing Senior Certificate of Designations shall be applied and interpreted for all purposes as though it reads in its entirety as follows:

                          "The Corporation shall not have any right to redeem
                 any shares of the 15% Preferred Stock prior to the third anniversary of the Issue Date. On or after such date, subject to the rights of any Senior Stock in the provisions of Section 3 hereof, all of the 15% Preferred Stock outstanding may be redeemed, at the option of the Corporation, in whole, but not in part, at any time, at a redemption price per share equal to: (i) if the Redemption Date is prior to the fourth anniversary of the Issue Date, 105% of the Liquidation Price per share, payable in cash, or (ii) if the Redemption Date is on or after the fourth anniversary of the Issue Date, the Liquidation Price per share, payable in cash; provided, however, that in any such case the Corporation simultaneously redeems all outstanding shares of the Series B Preferred Stock (as hereinafter defined) in accordance with the terms of the Series B Preferred Certificate of Designations (as hereinafter defined). For purposes of this Section, (i) the term `Series B Preferred Stock' shall mean the Series B 15% Cumulative Compounding Redeemable Preferred Stock, par value $0.001 per share, of the Corporation and any capital stock into which such Series B Preferred Stock may be changed in accordance with law and the Series B Preferred Certificate of Designations; and (ii) the term `Series B Preferred Certificate of Designation' shall mean the amended and restated certificate of designations filed with the Delaware Secretary of State pursuant to Section 151 of the General Corporation Law of the State of Delaware and setting forth the resolution of the Board of Directors amending the Series B Preferred Stock and fixing the designation, dividend rights, voting powers, rights on liquidation or dissolution and other preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions, of the shares of Series B Preferred Stock, as the same may at any time and from time to time be amended in accordance with its terms and applicable law."

                 (b) Section 6(a) of the New Senior Certificate of Designations shall be applied and interpreted for all purposes as though it reads in its entirety as follows:

                          "The Corporation shall not have any right to redeem
                 any shares of the Series B 15% Preferred Stock prior to December 15, 1996. On or after such date, subject to the rights of any Senior Stock in the provisions of Section 3 hereof, all of the 15% Preferred Stock outstanding may be redeemed, at the option of the Corporation, in whole, but not in part, at any time, at a redemption price per share equal to: (i) if the Redemption Date is prior to December 15, 1997, 105% of the Liquidation Price per share, payable in cash, or
                 (ii) if the Redemption Date is on or after December 15, 1997, the Liquidation Price per share, payable in cash; provided, however, that in any such case the Corporation simultaneously redeems





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

                 all outstanding shares of the Existing Senior Preferred Stock in accordance with the terms of the Existing Senior Certificate of Designations (as hereinafter defined). For purposes of this Section, the term Existing Senior Certificate of Designation shall mean the amended and restated certificate of designations filed with the Delaware Secretary of State pursuant to Section 151 of the General Corporation Law of the State of Delaware and setting forth the resolution of the Board of Directors amending the Existing Senior Preferred Stock and fixing the designation, dividend rights, voting powers, rights on liquidation or dissolution and other preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions, of the shares of Existing Senior Preferred Stock, as the same may at any time and from time to time be amended in accordance with its terms and applicable law."

                 (c) Section 6(d) of the Existing Senior Certificate of Designations shall be applied and interpreted as though the words "Section 6(a), 6(b) or 6(c) hereof" now appearing in the first sentence thereof were stricken from such sentence and the words "Section 6(b) or 6(c) thereof" were substituted in the place of such stricken words.

                 (d) Section 6(d) of the New Senior Certificate of Designations shall be applied and interpreted as though the words "Section 6(a), 6(b) or 6(c) hereof" now appearing in the first sentence thereof were stricken from such sentence and the words "Section 6(b) or 6(c) thereof" were substituted in the place of such stricken words.

         2.3     Issuance of Additional Common Stock and Stock Options.

                 (a) The definition of "Permitted Issuance" in Section 2 of the Existing Senior Certificate of Designations shall be applied and interpreted for all purposes as though such definition included the following clauses (iii) and (iv):

                          "(iii)  the issuance by the Corporation of Class A
                 Common Stock (or deemed issuance by the Corporation by reason of the issuance of options to purchase Class A Common Stock) from time to time of up to an aggregate of 2,000,000 additional shares of Class A Common Stock (as such number of shares may be proportionately increased to reflect any stock dividend, stock split or other subdivision of the shares of Class A Common Stock which may be effected after March 26, 1996, and as such number of shares may be proportionately decreased to reflect a reverse stock split or other combination of the shares of Class A Common Stock which may be effected after March 26, 1996), to employees or directors of the

                 Corporation and its Subsidiaries (other than to Lowell W. Paxson and his Affiliates) after March 26, 1996 pursuant to a plan or plans adopted by the Board of Directors of the Corporation (not a committee thereof, other than a compensation committee, the majority of the members of which are individuals who are not employees or officers of the Corporation or its Subsidiaries) and approved or adopted by a majority vote of the Common Stock stockholders of the Corporation; provided, that (i) all such shares (and all shares issuable upon exercise on any options issued under any such plan) shall be issued for cash and (ii) each issuance of any such shares (or options or other rights to acquire any such shares), the price at which such shares are issued and the other material terms of such issuance shall be approved by the Board of Directors (and not a committee thereof, other than a compensation committee, the majority of the members of which are individuals who are not employees or officers of the Corporation or its Subsidiaries) and shall be consistent with the terms of such plan under which such shares are issued.

                          "(iv)   The issuance by the Corporation of options to
                 purchase Class A Common Stock in one or more transactions of up to an aggregate of 125,000 shares of Class A Common Stock (as such number of shares may be proportionately increased to reflect any stock dividend, stock split or other subdivision of the shares of Class A Common Stock which may be effected after March 26, 1996, and as such number of shares may be proportionately decreased to reflect a reverse stock split or other combination of the shares of Class A Common Stock which may be effected after March 26, 1996), to individuals that are not employees or directors of the Corporation or its Subsidiaries (or Lowell W. Paxson, an Initial Management Investor (as defined in the Stockholders Agreement) or an Affiliate or a Related Party (as defined in the Stockholders Agreement) of Lowell W. Paxson or an Initial Management Investor (as defined in the Stockholders Agreement)) after March 26, 1996 that the Board of Directors deems to have contributed to the Corporation's efforts; provided, that (i) shares issuable upon exercise of such options shall be issued for cash in an amount per share not less than $3.42 (as such amount may be proportionately decreased to reflect any stock dividend, stock split or other subdivision of shares of Class A Common Stock which may be effected after March 26, 1996, and as such amount may be proportionately increased to reflect any reverse stock split or other combination of shares of Class A Common Stock which may be effected after March 26, 1996), (ii) each issuance of any such options, the exercise price of such options and the other material terms of such issuance shall be approved by the Board of Directors (and not a committee thereof), and
                 (iii) the provisions of Section 7.1 of the Stockholders Agreement are complied with."

                 (b) The definition of "Permitted Issuance" in Section 2 of the New Senior Certificate of Designations shall be applied and interpreted for all purposes as though such definition included the following clauses (iii) and (iv):

                          "(iii)  the issuance by the Corporation of Class A
                 Common Stock (or deemed issuance by the Corporation by reason of the issuance of options to purchase Class A Common Stock) from time to time of up to an aggregate of 2,000,000 additional shares of Class A Common Stock (as such number of shares may be proportionately increased to reflect any stock dividend, stock split or other subdivision of the shares of Class A Common Stock which may be effected after March 26, 1996, and as such number of shares may be proportionately decreased to reflect a reverse stock split or other combination of the shares of Class A Common Stock which may be effected after March 26, 1996), to employees or directors of the Corporation and its Subsidiaries (other than to Lowell W. Paxson and his Affiliates) after March 26, 1996 pursuant to a plan or plans adopted by the Board of Directors of the Corporation (not a committee thereof, other than a compensation committee, the majority of the members of which are individuals who are not employees or officers of the Corporation or its Subsidiaries) and approved or adopted by a majority vote of the Common Stock stockholders of the Corporation; provided, that (i) all such shares (and all shares issuable upon exercise on any options issued under any such plan) shall be issued for cash and (ii) each issuance of any such shares (or options or other rights to acquire any such shares), the price at which such shares are issued and the other material terms of such issuance shall be approved by the Board of Directors (and not a committee thereof, other than a compensation committee, the majority of the members of which are individuals who are not employees or officers of the Corporation or its Subsidiaries) and shall be consistent with the terms of such plan under which such shares are issued.

                          "(iv)   The issuance by the Corporation of options to
                 purchase Class A Common Stock in one or more transactions of up to an aggregate of 125,000 shares of Class A Common Stock (as such number of shares may be proportionately increased to reflect any stock dividend, stock split or other subdivision of the shares of Class A Common Stock which may be effected after March 26, 1996, and as such number of shares may be proportionately decreased to reflect a reverse stock split or other combination of the shares of Class A Common Stock which may be effected after March 26, 1996), to individuals that are not employees or directors of the Corporation or its Subsidiaries (or Lowell W. Paxson, an Initial Management Investor (as defined in the Stockholders Agreement) or an Affiliate or a Related Party (as defined in the Stockholders Agreement) of Lowell W. Paxson or an Initial Management Investor (as defined in the Stockholders Agreement)) after March 26, 1996 that the Board of Directors (not a committee thereof) deems to have contributed to the Corporation's efforts; provided, that (i) shares issuable upon exercise of such options shall be issued for cash in an amount per share not less than $3.42 (as such amount may be proportionately decreased to reflect any stock dividend, stock split or other subdivision of shares of Class A Common Stock which may be effected after March 26, 1996, and as such amount may be proportionately increased to reflect any reverse stock split or other combination of shares of Class A Common Stock which may be effected after March 26, 1996), (ii) each issuance of any such options, the exercise price of such options and the other material terms of such issuance shall be approved by the Board of Directors (and not a committee thereof), and (iii) the provisions of Section 7.1 of the Stockholders Agreement are complied with."

                 (c) The definition of "Permitted Management Issuances" set forth in Section 1.1 of the Stockholders Agreement is amended to add: (i) the roman numeral "(i)" following the word "mean" on the first line thereof, and (ii) the following at the end of such definition before the period:

                 ", (ii) the issuance by the Company (or deemed issuance by the Company, for purposes of the Warrant Agreements, by reason of the issuance of options to purchase Class A Common), from time to time, after March 26, 1996, of up to an additional aggregate of 2,000,000 shares of Class A Common (as such number of shares may be proportionately increased to reflect any stock dividend, stock split or other subdivisions of the shares of Class A Common which may be effected after March 26, 1996, and as such number of shares may be proportionately decreased to reflect any reverse stock split or other combination of the shares of Class A Common which may be effected after March 26, 1996), to employees or directors of the Company Parties (other than to Lowell W. Paxson and his Affiliates) pursuant to a plan or plans adopted by the Board of Directors of the Company (not a Committee thereof, other than a compensation committee, the majority of the members of which are individuals who are not employees or officers of the Company or its Subsidiaries) and approved or adopted by a majority vote of the Common Stock stockholders of the Company; provided, that (A) all such shares (and all shares issuable upon exercise of such options issued to purchase Class A Common) shall be issued for cash and (B) each issuance of any such shares (or options or other rights to acquire any such shares), the price at which such shares are issued and the other material terms of such issuance, shall be approved by the Board of Directors of the Company (and not a committee thereof, other than a compensation committee, the majority of the members of which are individuals who are not employees or officers of the Company or its Subsidiaries) and shall be consistent with the terms of such plan under which such shares are issued; and (iii) the issuance by the Company of options to purchase Class A Common Stock in one or more transactions of up to an aggregate of 125,000 shares of Class A Common Stock (as such number of shares may be proportionately increased to reflect any stock dividend, stock split or other subdivision of the shares of Class A Common Stock which may be effected after March 26, 1996, and as such number of shares may be proportionately decreased to reflect a reverse stock split or other combination of the shares of Class A Common Stock which may be effected after March 26,
                 1996), to individuals that are not employees or directors of the Company or its Subsidiaries (nor Lowell W. Paxson, the Initial Management Investors or an Affiliate or Related Party of Lowell W. Paxson or the Initial Management Investors) after March 26, 1996 that the Board of Directors (not a committee thereof) determines have contributed to the Company's efforts; provided, (A) that shares issuable upon exercise of such options shall be issued for cash in an amount per share not less than $3.42 (as such amount may be proportionately decreased to reflect any stock dividend, stock split or other subdivision of shares of Class A Common Stock which may be effected after March 26, 1996, and as such amount may be proportionately increased to reflect any reverse stock split or other combination of shares of Class A Common Stock which may be effected after March 26, 1996), (B) each issuance of any such options, the exercise price of such options and the other material terms of such issuance shall be approved by the Board of Directors (and not a committee thereof), and (C) and the provisions of Section 7.1 of this Agreement are complied with."

         2.4 Elimination of Certain Restrictions On Issuance of Class A Common Stock For Acquisitions.

                 (a) The definition of "Permitted Issuance" in Section 2 of the Existing Senior Certificate of Designations shall be applied and interpreted for all purposes as though clause (i) thereof reads in its entirety as follows:

                 "(i) the issuance of shares of Class A Common Stock in one or more transactions as payment of all or a portion of the purchase price of any business or property, or any ownership interest in any business, acquired by the Corporation or a Subsidiary thereof from a party that is not Lowell W. Paxson, the Initial Management Investors (as defined in the Stockholders Agreement) or an Affiliate or a Related Party (as defined in the Stockholders Agreement) of Lowell W. Paxson or the Initial Management Investors (as defined in the Stockholders Agreement); provided that in each case (A) such transaction (including each step thereof) is approved pursuant to Section 7(b) hereof or, by the express terms of Section 7(b) hereof, such acquisition does not require such approval,
                 (B) the provisions of Section 7.1 of the Stockholders Agreement are complied with, and (C) such transaction is approved by the Board of Directors (not a committee thereof)."

                 (b) The definition of "Permitted Issuance" in Section 2 of the New Senior Certificate of Designations shall be applied and interpreted for all purposes as though clause (i) thereof reads in its entirety as follows:

                 "(i) the issuance of shares of Class A Common Stock in one or more transactions as payment of all or a portion of the purchase price of any business or property, or any ownership interest in any business, acquired by the Corporation or a Subsidiary thereof from a party that is not Lowell W. Paxson, an Initial Management Investor (as defined in the Stockholders Agreement) or an Affiliate or a Related Party (as defined in the Stockholders Agreement); provided that in each case (A) such transaction (including each step thereof) is approved pursuant to Section 7(a) hereof or, by the express terms of
                 Section 7(a) hereof, such acquisition does not require such approval, (B) the provisions of Section 7.1 of the Stockholders Agreement are complied with, and (C) such transaction is approved by the Board of Directors (not a committee thereof)."

                 (c) The modification of adjustments to the "Exercise Rate" (as defined in the Existing Warrant Agreement) set forth in

Section 2.4(b) of the Exchange Agreement is modified by deleting subclause (v) thereof and replacing it with the following:

                          "(v)    The issuance of shares of Class A Common
                 Stock in one or more transactions if such shares are issued as payment of all or a portion of the purchase price of any business or property, or any ownership interest in any business acquired by the Company or any Subsidiary of the Company from a party that is not Lowell W. Paxson, an Initial Management Investor (as defined in the Stockholders Agreement) or an Affiliate or Related Party (as defined in the Stockholders Agreement) of Lowell W. Paxson or the Initial Management Investors (as defined in the Stockholders Agreement); provided that (A) the provisions of Section 7.1 of the Stockholders Agreement are complied with, and (B) such transaction is approved by the Board of Directors (not a committee thereof)."

                 (d) Section 11.1(h) of the New Warrant Agreement is modified by deleting subclause (1) thereof and replacing it with the following:

                          "(1)    The issuance of shares of Class A Common
                 Stock in one or more transactions if such shares are issued as payment of all or a portion of the purchase price of any business or property, or any ownership interest in any business acquired by the Company or any Subsidiary of the Company, from a party that is not Lowell W. Paxson, an Initial Management Investor (as defined in the Stockholders Agreement) or an Affiliate or Related Party (as defined in the Stockholders Agreement) of Lowell W. Paxson or the Initial Management Investors (as defined in the Stockholders Agreement); provided that (A) the provisions of Section 7.1 of the Stockholders Agreement are complied with, and (B) such transaction is approved by the Board of Directors (not a committee thereof)."

                 (e) The definition of "Additional Securities" set forth in Section 6.2 of the Stockholders Agreement is amended by adding the following at the end of clause (ii) thereof:

                 "or securities issued in one or more transactions as payment for all or a portion of the purchase price of any business or property, or any ownership interest in any business, acquired by the Company or a Subsidiary from a party that is not Lowell
                 W. Paxson, the Initial Management Investors or an Affiliate or Related Party of Lowell W. Paxson or the Initial Management Investors; provided that in each case (A) the provisions of
                 Section 7.1 hereof are complied with, and (B) such transaction is approved by the Board of Directors (not a committee thereof)."

         2.5     Modification of Exercise of Warrants by Senior Holders.
The Existing Warrant Agreement is amended to provide that upon any exercise of any of the Existing Warrants by any present or future holder thereof, the Exercise Price thereof (as defined in the Existing Warrant Agreement) may, at the option of the holder thereof, be paid in whole or in part in cash or by the delivery to the Company (or the warrant agent under the Existing Warrant Agreement on its behalf) of securities of the Company which have a fair market value equal to such Exercise Price or such portion thereof as to which such option is exercised, including, without limitation, one or more Existing Warrants representing in the aggregate the right to receive upon exercise a number of shares of Common Stock and other Warrant Securities (as defined in the Existing Warrant Agreement) or other property having such a fair market value or such number of shares of Common Stock or such kind and amount of other Warrant Securities or other property deliverable to such Existing Warrantholder by reason of such exercise having such a fair market value.

         2.6 Revisions To Registration Rights. Notwithstanding any provision of the Registration Rights Provisions to the contrary, the parties agree:

                 (a) Any request by any Holder or Holders for a Demand Registration pursuant to Section 2 of the Registration Rights Provisions may, at the election of the requesting Holder or Holders by specification in the applicable Demand Registration Request, include a request that all or any of the Registrable Shares requested to be included in such Demand Registration be registered under the Securities Act for offering and sale on a delayed or continuous basis pursuant to Rule 415 under the Securities Act (a "Shelf Registration"). In the event of any such request for a Shelf Registration, the Company's Demand Registration Notice shall state that such request was for or included a Shelf Registration. To the extent that a Demand Registration Request is for or includes a Shelf Registration, neither the Holder or Holders requesting such Shelf Registration nor any other Participating Holder participating in such Shelf Registration shall be required to include in the applicable Demand Registration Request or any other request for inclusion in such Shelf Registration made in accordance with subsection 2(a) of the Registration Rights Provision or otherwise provide information with respect to the desired price range for the Registrable Shares requested to be included therein by any Requesting Holder or the intended method or methods of disposition or distribution thereof except to the extent and at the time or times required in order to satisfy the requirements of Items 508 and 512(a)(1)(iii) of Regulation S-K promulgated by the SEC. The method or methods of distribution of the Registrable Shares of any Participating Holder included in any Shelf Registration may be any method or methods permitted by Rule 415 of the Securities Act and any such Participating Holder may change such method or methods of distribution at any time and from time to time while the

Registration Statement relating to such Shelf Registration is required to remain effective in accordance with the terms of subsection 2.6(b) hereof, provided that such Participating Holder provides to the Company the information reasonably required to permit compliance with Items 508 and 512(a)(1)(iii) of Regulation S-K promulgated by the SEC.

                 (b) The Company shall use all reasonable efforts to keep each Registration Statement filed with respect to any Shelf Registration continuously effective for a period of two years from the date on which the SEC declares such Registration Statement effective. Such period shall be automatically extended by the aggregate number of days, if any, during which any delay, deferral, postponement or suspension is in effect with respect to such Registration Statement or any offering or distribution of Registrable Shares covered by such Shelf Registration pursuant to subsection 2(g) of the Registration Rights Provisions.

                 (c) The Company shall effect any Shelf Registration requested pursuant to the Registration Rights Provisions and this Agreement on a registration statement of the Company under the Securities Act on any form for which the Company then qualifies and which permits the offering and distribution thereunder of the number of Registrable Shares to be included therein in accordance with the method(s) of distribution determined in accordance with the Registration Rights Provisions and this Agreement. If, in connection with any Existing Demand Registration (whether or not for or including a Shelf Registration), the Company proposes to effect such registration through the filing of a Registration Statement on a particular registration form available for such registration under the Securities Act and the Majority Holders with respect to such registration under the Securities Act and the Majority Holders with respect to such Demand Registration shall advise the Company in writing of its or their reasonable and good faith opinion that the use of another available form is of material importance to the success of the proposed offering or sale or other distribution contemplated, then such Demand Registration shall be effected on such other form.

                 (d) The fact that a Registration Statement with regard to a Shelf Registration is effective as of a particular time shall not prejudice or otherwise affect the rights of the Participating Holders or any other Holder to request a Demand Registration pursuant to Section 2 of the Registration Rights Provisions, to participate in any such Demand Registration requested by any other Holder of Registrable Shares or to exercise piggyback registration rights under Section 3 of the Registration Rights Provisions. Any Holder may withdraw all or any portion of the Registrable Shares of such Holder from a Shelf Registration at any time or from time to time or from a Piggyback Registration at any time prior to the effective date of the Registration Statement related to such Piggyback Registration.

                 (e) Except as otherwise expressly provided in the Registration Rights Provisions with respect to the participation rights of the Holders of Registrable Shares, neither the Company nor any other Person except the Holders exercising a Demand Registration pursuant to subsection 2.6 hereof shall be permitted to include any shares of Common Stock or other securities for registration, offering, sale or distribution in any Demand Registration, and the Company hereby represents, warrants and covenants to the Holders that the Company has not granted and shall not grant any Person any right to so include any such shares or other securities.

         2.7 Revision To Piggyback Registration Rights Provisions. If, in the case of any of the three Demand Registrations which may be requested by the Holders of Existing Registrable Shares pursuant to subsection 2(c) of the Registration Rights Provisions, any Holder or Holders of Existing Registrable Shares who is a Participating Holder in such Demand Registration shall be required, pursuant to subsection 2(d) or 2(e) of the Registration Rights Provisions, to exclude from such Demand Registration any Registrable Shares which such Holder or Holders duly requested to be included therein, then, notwithstanding anything to the contrary contained in the Registration Rights Provisions, such Holder or Holders may elect to require that Management Registrable Shares requested to be included therein, if any, be excluded therefrom before any Existing Registerable Shares are excluded therefrom and, if such election is made, no Existing Registrable Shares shall be excluded therefrom unless or until all Management Registrable Shares requested to be included therein, if any, shall have been excluded therefrom; provided, however, that such election may be exercised only once (with such one election by any one Holder of Existing Registrable Shares precluding all other holders of Existing Registrable Shares from ever making any such election), although that single exercise may be with respect to any of the three Demand Registrations which may be requested by the Holders of Existing Registrable Shares referred to above, it being further agreed that if such election is exercised with respect to any pending Demand Registration requested by the Holders of Existing Registrable Shares which, by virtue of subsection 2(c) or any other provision of the Registration Rights Provisions, does not count as one of such three Demand Registrations which may be requested by Holders of Existing Registrable Shares, then such election shall be deemed not to have been exercised. Accordingly, for purposes of any such Demand Registration as to which such an election is made, (i) all such Management Registrable Shares shall be disregarded for purposes of determining the Majority Holders with respect to such Demand Registration and (ii) the Allocation Percentages for purposes thereof shall be 73.4% for the Existing Registrable Shares, 24.5% for the BTIP/FUCV Registrable Shares, 2.1% for the Other New Registrable Share and 0 (zero)% for the Management Registrable Shares.

         2.8 Revisions To Public Sales By The Company and Others. Section 6(a) of the Registration Rights Provisions shall be amended as follows: (i) the phrase "nor its Affiliates (other than Holders)" in the first sentence of
Section 6(a) of the Registration Rights Provisions is deleted in its entirety and replaced with ", its Affiliates, nor any Holder" and (ii) the first sentence of Section 6(a) of the Registration Rights Provisions shall be further amended by adding the following proviso thereto at the end thereof: "provided, however, that the foregoing restriction shall in any event apply to Holders only with respect to a Demand Registration or a Piggyback Registration which is for an underwritten offering of equity securities of the same class or series as any class or series as the Registrable Shares, only if and to the extent requested by the managing underwriter or underwriters of such offering and only with respect to the public sale or distribution by such Holders of securities of such class or series."

         2.9     Elimination of Warrant Put Rights.

                 (a) Section 2.4 of the Stockholders Agreement is deleted in its entirety. The definition in Section 1.1 of the Stockholders Agreement of the term "Exercise Period" is also deleted in its entirety.

                 (b) Section 2.5 of the Stockholders Agreement is amended and restated in its entirety as follows:

                          "2.5    Limitations on the Company's Obligations to
                 Repurchase Senior Preferred Stock. The Company will not be required to purchase Senior Preferred Stock pursuant to an exercise of any Senior General Put (an "Existing Put") to the extent that a violation of law or a breach of or a default or event of default under the Existing Credit Agreement, any other material credit agreement, indenture or other contractual obligation of any Company Party would result (whether with notice, lapse of time or under applicable law); provided, however, that the Company will comply with Section 2.2(e) hereof and also take, and cause the other Company Parties to take, all reasonable lawful actions to avoid or cure such violation, breach, default or event of default and enable the Company to make such purchase to the fullest extent reasonably possible without thereby being rendered insolvent, including, without limitation (subject to the voting and other rights of the Existing Investors and the New Investors hereunder and of holders of the Preferred Stock, Warrants and Warrant Shares generally, including without limitation any such rights as set forth in the Existing Senior Certificate of Designations, the new Senior Certificate of Designations, the Junior Certificate of Designations, the Certificate of Incorporation of the Company, the bylaws of the Company or pursuant to applicable law): (i) the sale of additional equity securities, (ii) any necessary action under applicable law to reduce the Company's stated capital or otherwise increase the Company's surplus or other funds legally available, (iii) additional borrowings by, or a refinancing of, any Company Party, (iv) asset sales by any Company Party and (v) sales of one or more Company Parties to third parties. Any such actions enumerated in (i)-(v) of the preceding sentence that are taken by the Company will be subject to
                 Section 8.

         2.10 Acquisition of WFSJ-FM. In connection with the Company's proposed acquisition of all of the outstanding capital stock of Todd Communications Inc. ("TCI") (by merger with a Subsidiary of the Company or otherwise), a corporation owned by members of Lowell W. Paxson's family that owns WFSJ-FM, in consideration for the issuance by the Company to the stockholders of TCI shares of Class A Common Stock having an approximate value of $1,700,000 (with each such share being valued at the price which a share of Class A Common Stock is offered to the public in the Proposed Offering), with the Company or TCI promptly thereafter repaying TCI's indebtedness in the approximate amount of $1,600,000 to Lowell W. Paxson, the Holders agree that:

                 (a) The appraisal report of substantially all of the assets of WFSJ-FM, dated December 1, 1995, setting forth an appraised value therefor of $5,000,000 shall be a sufficient basis for the Board of Directors' determination of the "Fair Market Value" of the stock of TCI, in lieu of the Company obtaining an opinion of an "Investment Banking Firm" as required by Section 12(e)(i) of the Existing Warrant Agreement and Section 11(e)(i) of the New Warrant Agreement.

                 (b) Any requirement under Subsection 7.1(a) or (b) of the Stockholders Agreement to obtain the opinion of an "Appraiser" with respect to the Company's proposed acquisition of TCI is waived.

                 (c) The shares of Class A Common Stock to be issued to the stockholders of TCI in the transaction described above shall be deemed "Additional Securities" under the Stockholders Agreement.

         2.11 Issuance of Class A Common Stock upon exercise of New Warrants. For the benefit of any Person who may now or hereafter hold any New Warrant or any share of Class C Common Stock issued upon the exercise of any New Warrant, the Company agrees that, at any time after 90 days after the closing of the Proposed Offering and from time to time at the request of any such holder, the Company will issue to such holder one (1) validly issued, fully paid and nonassessable share of Class A Common Stock in exchange for each share of Class C Common Stock which such holder requests that the Company exchange therefor, without the payment of any additional consideration by such holder; provided that any such holder shall have the right to require the Company to effect any such issuance and exchange only to that extent that, after giving effect to such issuance and exchange, neither such holder nor any of its Affiliates nor any "group" (as that term is used in Rule 13d-5(b) under the Securities Exchange Act of 1934 as in effect March 26, 1996) of Persons of which such holder (or any of its Affiliates) is a member shall be the "beneficial owner" (as that term is defined in Rule 13d-3 under the Securities Exchange Act as in effect March 26, 1996) of 5% or more of the issued and outstanding shares of Class A Common Stock. Any such exchange shall be requested by written notice to the Company, which may be given in connection with the exercise of any New Warrant, and will be effected by the Company promptly (but in any event within five (5) business days) thereafter, and any such notice will be accompanied by the stock certificate, if any, which evidences the share(s) of Class C Common Stock to be so exchanged. All provisions of the Stockholders Agreement, the New Purchase Agreement, the New Warrant Agreement and any other agreement to which the Company is a party and which applies to any share of Class C Common Stock which is so surrendered shall apply to any share of Class A Common Stock which is so issued as if such share of Class A Common Stock were still the share of Class C Common Stock exchanged therefor.


         3. Conditions to Effectiveness of Provisions of Section 2. The provisions of Section 2 shall automatically become effective simultaneously with each of the following conditions having been satisfied on or prior to May 1, 1996 (and an executive officer executing a certificate on behalf of the Company to the Holders and making such certificate available at the closing of the Proposed Offering for receipt by the Holders that such satisfaction has occurred):

                 (a) The Company consummating the sale for the Company's account in the Proposed Offering pursuant to an effective registration statement under the Securities Act of shares of the Company's Class A Common Stock, with such sale (i) resulting in the immediate receipt by the Company of gross cash proceeds of not less than $103,000,000, and (ii) at a price to the public of at least $10.00 per share of Class A Common Stock sold (as such amount per share may be proportionately decreased to reflect any stock dividend, stock split or other subdivision of shares of Class A Common Stock which may be effected after March 26, 1996 and as such per share amount may be proportionately increased to reflect any reverse stock split or other combination of shares of Class A Common Stock which may be effected after March 26, 1996).

                 (b) The Holders having been permitted to register under such registration statement for sale to the underwriters in connection with the Proposed Offering the shares of the Class A Common Stock or Warrants owned by them in accordance with Section 1 hereof at the same net cash price per share as the shares sold for the Company's account, less, in the case of a sale of Warrants to the underwriters, an additional amount equal to the aggregate exercise price payable upon the exercise of any Warrants (determined in accordance with their terms) sold by such party to the underwriters, and such sale by the Holders to the underwriters of such shares or Warrants at such net price being consummated.

                 (c) All representations and warranties of the Company contained in this Agreement shall be true and correct when made and on the date when all other conditions set forth in this Section 3 have been satisfied, and as of such date the Company shall have performed in all material respects all obligations and agreements, and complied in all material respects with all covenants and conditions, contained in this Agreement or in any other instrument or document referred to herein to be performed or complied with by it prior to or on such date.

                 (d) No action, suit, proceeding or investigation will have been instituted which seeks to restrain, restrict or prohibit or impose substantial penalties or damages with respect to (or any other materially adverse relief or remedy in connection with), and no injunction, restraining or similar order issued by a court of competent jurisdiction or by any federal or state regulatory or administrative agency will be in effect that restrains, restricts or prohibits or imposes substantial penalties or damages with respect to (or any other materially adverse relief or remedy in connection with) the consummation of any of the transactions contemplated hereby.

                 (e) No Persons except the Company and the parties named on Schedule I shall sell Common Stock or Warrants to the underwriters in the Proposed Offering.

         If any of the foregoing conditions shall not have been satisfied on or prior to May 1, 1996, then a Majority- in-Interest of the Senior Holders, a Majority-in-Interest of the Junior Holders or a Majority-in-Interest of the Initial Management Investors, in any of their sole discretion, may at any time thereafter, but prior to the consummation of the aforementioned public offering, elect to terminate this Agreement by not fewer than five days' advance written notice to the Company to such effect. If such conditions shall have been satisfied on or prior to such date or the expiration of any such five-day period, then the provisions of Section 2 hereof shall take effect as of the date of satisfaction of the last of such conditions to be satisfied. If such conditions have not been satisfied on or prior to the expiration of any such five-day period, the provisions of Sections 1 and 2 hereof shall automatically without further obligation or liability of any party hereto terminate and none of the amendments, modifications or interpretations of any of the documents referenced herein shall become effective.

         4. Representations and Warranties of the Company To Each of the Holders and Initial Management Investors. The Company represents and warrants to each of the Holders and Initial Management Investors as follows: (i) the Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby, (ii) the execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action (including all stockholder approvals and other action), (iii) this Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, or by principles governing the availability of equitable remedies), (iv) the execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby and compliance with the provisions hereof will not conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under, or result in the creation of any lien, claim or encumbrance upon any of the properties or assets of the Company or any subsidiary of the Company under, (I) the certificate of incorporation or bylaws of the Company or the comparable organization documents of any subsidiary of the Company, (II) any contract to which the Company or any subsidiary of the Company is a party or by which any of them or their respective properties or assets are bound, or (III) subject to the governmental filings and other matters referred to in the following sentence, any Requirement of Law applicable to the Company or any subsidiary of the Company or its respective properties or assets, and (v) no consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority or other Person is required by or with respect to the Company or any Subsidiary in connection with the execution, delivery or performance of this Agreement (excluding Section 1 hereof, the Proposed Offering and the transactions contemplated thereby and by the underwriting documents related to the Proposed Offering) by the Company or the consummation of any of the transactions contemplated hereby, except for such consents, approval, orders, authorizations, registrations, declarations and filings which, if not obtained or made, would not be, individually or in the aggregate, material.

         5. Representations and Warranties of Each Holder and Initial Management Investor. Each Holder and Initial Management Investor (as applicable), severally and not jointly, and with respect to itself only and not with respect to any other Holder or Initial Management Investor, represents and warrants to the Company and each other Holder and Initial Management Investor that (i) this Agreement has been duly executed and delivered by such Holder or Initial Management Investor (as applicable); (ii) the execution, delivery and performance by such Holder or Initial Management Investor (as applicable) of, and the consummation by such Holder or Initial Management Investor (as applicable) of the transactions contemplated by, this Agreement have been duly and validly authorized by all necessary partnership action on the part of such Holder or Initial Management Investor (as applicable), if such Holder or Initial Management Investor (as applicable) is a partnership, or by all necessary corporate action on the part of such Holder or Initial Management Investor (as applicable), if such Holder or Initial Management Investor (as applicable) is a corporation; (iii) this Agreement constitutes a legal, valid and binding obligation of such Holder or Initial Management Investor (as applicable) enforceable in accordance with its terms, except that (A) such enforceability may be subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and (B) such enforceability may be subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law); (iv) in the case of each Holder, such Holder owns all of the Preferred Stock and Warrants it acquired from the Company, except that each Senior Holder no longer owns the Warrants such Senior Holder exercised pursuant to the Exchange Agreement; (v) no consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority or other Person is required by or with respect to such Holder or Initial Management Investor in connection with the execution and delivery or performance of this Agreement (excluding Section 1 hereof, the Proposed Offering and the transactions contemplated thereby and by the underwriting documents related to the Proposed Offering) by such Holder or Initial Management Investor, except for such consents, approvals, orders, authorizations, registrations, declarations and filings which, if not obtained or made, would not be, individually or in the aggregate, material.

         6. No Joint Obligations of Holders, Initial Management Investors, and Company. Each Holder, Initial Management Investor and the Company shall be
(i) obligated hereunder only with respect to those covenants and agreements which by their terms are applicable to such party, and no such party shall have any liability with respect to any other party's obligations hereunder and (ii) separately and independently entitled to rely on the representations and warranties of each other party made to each party in this Agreement, and to the benefit of all agreements, covenants, obligations and commitments of each other party made with or to such party herein. Without limiting the generality of the preceding sentence, no provision of this Agreement shall be construed as creating any concept of "group" liability.

         7.      Miscellaneous.

         7.1 Survival of Provisions. The representations and warranties of the parties made in or pursuant to this Agreement shall survive the consummation of any of the transactions contemplated hereby, in each case regardless of any investigation that may have been or may be made by or on behalf of any other party.

         7.2 Communications. All notices and other communications required or permitted by this Agreement shall be in writing, and, (i) if to any Holder or the Initial Management Investors, addressed to such Investor at such Holder's or Initial Management Investor's address specified in the Stockholders Agreement or at such other address as such Holder or Initial Management Investor may designate in a written notice to the Company and (ii) if to the Company, to Paxson Communications Corporation, 601 Clearwater Park Road, West Palm Beach, FL 33401, Attention: General Counsel, or to such other address as the Company may designate in a written notice to each Holder or Initial Management Investor. All notices and other communications required or permitted by this Agreement shall be deemed to have been duly given if personally delivered to the intended recipient at the proper address determined pursuant to this Section 7.2 or sent to such recipient at such address by registered or certified mail, return receipt requested, Express Mail, Federal Express or similar overnight delivery service for next Business Day delivery or by telegram, telex or facsimile transmission and will be deemed given, unless earlier received: (1) if sent by certified or registered mail, return receipt requested, five calendar days after being deposited in the United States mail, postage prepaid; (2) if sent by Express Mail, Federal Express or similar overnight delivery service for next Business Day delivery, the next Business Day after being entrusted to such service, with delivery charges prepaid or charged to the sender's account; (3) if sent by telegram or telex or facsimile transmission, on the date sent, and (4) if delivered by hand, on the date of delivery.

         7.3 Binding Effect; Successors and Assigns; Entire Agreement. Except as expressly provided in this Agreement, nothing in this Agreement, express or implied, is intended or shall be construed to confer upon or give any Person (including creditors, stockholders, Affiliates of the Company or any underwriter or prospective underwriter with respect to the Proposed Offering) other than the parties hereto any remedy or claim under or by reason of this Agreement or any term, covenant or condition hereof, all of which shall be for the sole and exclusive benefit of the parties. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties and their respective successors, heirs, executors, legal representatives and permitted assigns; provided, however, that, except as otherwise specifically permitted or contemplated by this Agreement, neither this Agreement nor any of the rights, interests or obligations of the Company hereunder shall be assigned or delegated by the Company without the prior written consent of the Holders, other than any provision herein which modifies another agreement referenced herein, which shall be assignable or delegatable by the Company as permitted in such other document. The provisions of Section 2.5 hereof shall inure to the benefit of, and be enforceable by, each present and future holder of any Existing Warrant. The provisions of Section 2.6 hereof shall inure to the benefit of, and be enforceable by, each present and future Holder of Registrable Shares. The provisions of Section 2.7 hereof shall inure to the benefit of, and be enforceable by, each present and any future Holder of an Existing Registrable Share. The provisions of Section 2.11 hereof shall inure to the benefit of, and be enforceable by, each present and future Holder of any New Warrants or any Class C Common Stock issued upon the exercise of any New Warrant. This Agreement sets forth the entire agreement and understanding among the parties hereto as to the specific subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them with respect to such subject matter. In the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of the Exchange Agreement or any other Transaction Agreement, the provisions of this Agreement shall govern.

         7.4 Amendments and Waivers. The provisions of this Agreement, including the provision of this sentence, may not be amended, modified or supplemented unless approved in writing by each of (a), the Company, (b) Management Investors holding a Majority-in-Interest of the Common Stock held by the Management Investor Group, (c) Senior Holders holding a Majority-in-Interest of the Shares of each Class held by the Senior Holders, and (d) Junior Holders holding a Majority-in-Interest of the Shares of each Class held by the Junior Holders. Except as specifically waived and modified hereby, each of the Certificates of Designations, the Stockholders Agreement, and all agreements and other documents heretofore executed and delivered among the Company and/or any or all of the Holders will remain in full force and effect and are hereby ratified and confirmed, and the execution and delivery of this Agreement will not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Holder under any of the Certificates of Designations, the Stockholders Agreement, or any such other agreement or document. Without limiting the foregoing, the agreements and modifications set forth in this Agreement will be limited precisely as set forth herein, and nothing in this Agreement will be deemed (i) to constitute a waiver of compliance by any party hereto with respect to, or modification of, any other provision or condition of any of the Certificates of Designations, the Stockholders Agreement, or any such other agreement or document; or (ii) to prejudice any right or remedy that any party hereto may now have or may have in the future under or in connection with any of the Certificates of Designations, the Stockholders Agreement, or any such other agreement or document.

         7.5 Governing Law. This Agreement will be governed by, and will be construed in accordance with, the laws of the state of New York, without regard to conflict or choice of law principles of the state of New York which might otherwise cause the internal laws of any other jurisdiction to be applied.

         7.6 Interpretation. The headings of the sections contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not affect the meaning or interpretation of this Agreement.

         7.7 No Implied Waivers. No action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, agreements, covenants, obligations or commitments contained herein or made pursuant hereto. The waiver by any party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by any party to exercise any right, privilege or remedy hereunder shall be deemed a waiver of such party's rights, privileges or remedies hereunder or shall be deemed a waiver of such party's rights to exercise the same at any subsequent time or times hereunder.

         7.8 Counterparts. This instrument may be executed in two or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one instrument. This Agreement will become effective when executed by either (a) all of the parties hereto, or (b) each of (i) the Company, (ii) each Initial Management Investor, (iii) a Majority-in-Interest of holders of Senior Preferred Stock and (iv) a Majority-in-Interest of holders of the Junior Preferred Stock, and an opinion of counsel to the Company addressed to the Holders that the failure of all of the parties hereto executing this Agreement shall not prevent this

Agreement from becoming effective against the Company, the Initial Management Investors and all of the Holders in accordance with the terms hereof.

         7.9 Fees and Expenses. Whether or not the Proposed Offering is consummated or the provisions of Section 2 ever become effective, the Company covenants and agrees to pay promptly the Holders' reasonable costs and expenses in connection with the negotiation, preparation, review, execution, delivery and performance of this Agreement and any and all other agreements, instruments, certificates and other documents furnished pursuant hereto or in connection herewith including the fees and disbursements of the Holders' respective legal counsel; provided, however, that the Company shall not be required to pay costs and expenses required to be paid by the Holders under
Section 4 of the Registration Rights Provisions or any costs or expenses of a Holder that breaches any agreement or covenant in this Agreement or any agreement contemplated to be delivered by or on behalf of such holder hereby.

         7.10 Further Assurances. Each party shall cooperate and take such actions as may be reasonably requested by another party in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby. If the provision of Section 2 hereof becomes effective as provided in
Section 3 hereof, such actions shall include, but not be limited to, the parties promptly taking (at the Company's expense) all such corporate and other actions as may be reasonably requested of each such party by the Company (including action required under any applicable Requirements of Law) to amend the Existing Senior Certificates of Designations, the New Senior Certificate of Designations or the Company's certificate of incorporation to provide therein for the changes thereto set forth herein and to consent to or vote in favor of each such amendment if the same is presented to it by the Company for a vote or written consent, as the case may be; provided, the Company shall not be required to obtain any additional approval of any party hereto to accomplish any such action.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective as provided herein.



                                    COMPANY

                       PAXSON COMMUNICATIONS CORPORATION

                       By:
                          ------------------------------
                       Name:
                            ----------------------------
                       Title:
                             ---------------------------





                          INITIAL MANAGEMENT INVESTORS





SECOND CRYSTAL DIAMOND, L.P.                  PAXSON ENTERPRISES, INC.

By:      Paxson Enterprises, Inc.             By:
Its:     General Partner                         ------------------------------
                                                 Name:
                                                      -------------------------
                                                 Title:
                                                       ------------------------
         By:
            ----------------------------
            Name:
                 -----------------------
            Title:
                  ----------------------

                                              SENIOR HOLDERS

SANDLER MEZZANINE PARTNERS, L.P.                            SANDLER MEZZANINE FOREIGN
                                                              PARTNERS, L.P.

By:      Sandler Mezzanine General                          By:     Sandler Mezzanine General
           Partnership                                                Partnership
Its:     General Partner                                    Its:    General Partner

         By:     MJM Media Corp.                            By:     MJM Media Corp.
         Its:    General Partner                            Its:    General Partner

         By:                                                        By:
            ---------------------------------------                    -------------------------------------
            Name:                                                      Name:
                 ----------------------------------                         --------------------------------
            Title:                                                     Title:
                  ---------------------------------                          -------------------------------


SANDLER MEZZANINE T-E                                       NATIONAL UNION FIRE INSURANCE
  PARTNERS, L.P.                                              COMPANY OF PITTSBURGH, PA

By:      Sandler Mezzanine General                          By:
           Partnership                                         ---------------------------------------------
                                                               Name:
                                                                    ----------------------------------------
Its:     General Partner                                       Title:
                                                                     ---------------------------------------

         By:     MJM Media Corp.
         Its:    General Partner

         By:
            ---------------------------------------
            Name:
                 ----------------------------------
            Title:
                  ---------------------------------

                                              JUNIOR HOLDERS

BT INVESTMENT PARTNERS, INC.                                FIRST UNION CORPORATION OF
                                                              VIRGINIA

By:                                                         By:
   ------------------------------------------------            ---------------------------------------------
   Name:                                                       Name:
        -------------------------------------------                 ----------------------------------------
   Title:                                                      Title:
         ------------------------------------------                  ---------------------------------------



PARIBAS NORTH AMERICA, INC.                                 UNION VENTURE CORPORATION

By:                                                         By:
   ------------------------------------------------            ---------------------------------------------
   Name:                                                       Name:
        -------------------------------------------                 ----------------------------------------
   Title:                                                      Title:
         ------------------------------------------                  ---------------------------------------